SHAREHOLDER MEETING. (UNAUDITED). At the annual meeting (the "Meeting") of shareholders held on May 20, 2004, shareholders of the AEW Real Estate Income Fund voted for the following proposal:


1.       Election of Trustees
    --------------------- -------------------- ------------------- -------------------- --------------------
                                  FOR               AGAINST             ABSTAINED           TOTAL VOTES
    --------------------- -------------------- ------------------- -------------------- --------------------
    --------------------- -------------------- ------------------- -------------------- --------------------
    Edward A. Benjamin          2,531,148.929              35,173                    0        2,566,321.929
    --------------------- -------------------- ------------------- -------------------- --------------------
    --------------------- -------------------- ------------------- -------------------- --------------------
    Kenneth J. Cowan            2,537,172.929              29,149                    0        2,566,321.929
    --------------------- -------------------- ------------------- -------------------- --------------------
    --------------------- -------------------- ------------------- -------------------- --------------------
    John T. Hailer              2,367,772.929             198,549                    0        2,566,321.929
    --------------------- -------------------- ------------------- -------------------- --------------------
    --------------------- -------------------- ------------------- -------------------- --------------------
    Daniel M. Cain*                       520                   0                    0                  520
    --------------------- -------------------- ------------------- -------------------- --------------------

* Preferred Shares Trustee.

Messrs. Graham T. Allison, Robert J. Blanding, Paul G. Chenault, Richard Darman, John A. Shane, Peter S. Voss and Ms. Sandra O. Moose, Trustees of the Fund, each have terms of office as Trustee that continued after the Meeting.